Exhibit 10.7

FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This First Amendment (the “Amendment”) to the Amended and Restated Milby Employment Agreement is dated as September 24, 2021 and is entered into by and between Hillstream BioPharma, Inc., a Delaware corporation (the “Corporation”) and Randy D. Milby (the “Executive”). All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Employment Agreement (as defined herein).

WHEREAS, on June 1, 2021, the Corporation entered into an amended and restated employment agreement with the Executive pursuant to which the Executive serves as President and Chief Executive Officer of the Corporation (the “Employment Agreement”); and

WHEREAS, the Corporation and the Executive desire to amend the Employment Agreement to clarify the effective date of the Employment Agreement as set forth herein.

NOW THEREFORE, in consideration of the above, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	The first paragraph of the preamble of the Employment Agreement is amended and restated in its entirety as follows:

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made as of June 1, 2021 by and between Hillstream BioPharma, Inc., a Delaware corporation with principal executive offices at 1200 Route 22 East, Suite 2000, Bridgewater, NJ 08807 (“Company”), and Randy D. Milby, residing at 54 Long Hill Road, Long Valley, New Jersey 07853 (“Executive”). Each of Company and Executive is referred to herein as a “Party” and together they are referred to as the “Parties.”

2.	The first Whereas clause of the Employment Agreement is amended and restated in its entirety as follows:

Whereas, the Company desires to continue to employ Executive, and Executive desires to continue to be employed by the Company, pursuant to the terms of this Agreement which shall be effective as of the closing date of the Company’s initial public offering of its securities (the “Effective Date”);

3.	This Amendment shall be for the benefit of and be binding upon, the parties hereto and their respective successors and assigns. Except as amended hereby, the terms and provisions of the Employment Agreement shall remain in full force and effect, and the Employment Agreement is in all respects ratified and confirmed. On and after the date of this agreement, each reference in the Employment Agreement to the “Agreement”, “hereinafter”, “herein”, “hereinafter”, “hereunder”, “hereof”, or words of like import shall mean and be a reference to the Employment Agreement as amended by this Amendment. This Amendment shall be construed, enforced, and governed under the internal laws of the State of New Jersey, without giving effect to any choice of law provision or rule of any other jurisdiction. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Amendment transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

HILLSTREAM BIOPHARMA, INC.

By:	/s/ Randy D. Milby
Name:	Randy D. Milby
Title:	Chairman of the Board

EXECUTIVE

/s/ Randy D. Milby
Randy D. Milby